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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated March 25, 1997 relating to the financial statements of DeltaPoint, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

                                          /s/ PRICE WATERHOUSE LLP
                                          PRICE WATERHOUSE LLP


San Jose, California
October 1, 1997